SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:

| |  Preliminary Proxy Statement
| | Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
| |  Definitive Proxy Statement
| |  Definitive Additional Materials
|X|  Soliciting Material Pursuant to Rule 14a-12


                             Energy East Corporation
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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[ENERGY EAST LOGO]                                        89 East Avenue
                                                          Rochester, NY  14649
Energy East Management Corporation

                                                          July 5, 2007


Re:  Energy East Corporation Stock Option Plan

To:  Stock Option Plan Participant

     For your convenience, an Employee Frequently Asked Questions (FAQs) document is included regarding questions you may have about your stock options in light of Energy East's recent announcement that it will be acquired by IBERDROLA.

     Please contact me at 585-771-4334 or Amy Fleischman at 585-771-6248 if you have any questions regarding the Stock Option Plan.



                                                Sincerely,

                                                /s/ Paul T. Karakantas

                                                Paul T. Karakantas

Employee Frequently Asked Questions (FAQs) - Stock Option Plan
--------------------------------------------------------------

1. What happens to the stock options that I have been granted in light of the Company's recent announcement that it will be acquired by IBERDROLA?

     Once all of the necessary approvals are obtained regarding the sale of Energy East and the sale closes, all of your stock options will become vested and you will be entitled to a payment for the full amount of shares remaining subject to the option. The transaction is expected to close in 2008.

2. At the time the transaction closes, will I have to submit the standard exercise forms to exercise my options?

     No. Upon the closing of the transaction your stock options will be automatically converted into the right to receive cash that will be forwarded to you.

3.   What will the exercise price be for my stock options?

     The stock options will be exercised at $28.50 each in accordance with the terms of the merger agreement. You will receive a cash payment of $28.50 less the price at which the stock options were granted to you and less all applicable withholding taxes.

4. What happens to my stock options that have not vested as of the closing date of the transaction?

     Once all of the necessary approvals are obtained regarding the sale of Energy East and the sale closes, all of your stock options will vest and you will be entitled to payment shortly after the date the transaction closes.


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5.   What will happen to my stock options in the period prior to the closing of the transaction?

     Until the transaction is completed, the Stock Option Plan will continue to operate under the terms and conditions defined in your Stock Option Award Agreement and in the Plan.

6.   What will happen to my stock options if the transaction does not close?

     If the transaction fails to close, the Stock Option Plan will continue to operate under the terms and conditions defined in your Stock Option Award Agreement and the Plan.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of the Company in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, 52 Farm View Drive, New Gloucester, ME 04260, Attention: Marc Siwak, Director Investor Relations.

Participants in the Solicitation

The Company, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the proposed transaction. Information about the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.